FORM 8-K
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported):   April 27, 1995


   Commission file number 0-783l



                            JOURNAL COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


        WISCONSIN                                 39-0382060
        (State or other jurisdiction of           (I.R.S. Employer
        incorporation or organization)            Identification No.)



   Journal Square, P.O. Box 661, 333 W.State St., Milwaukee, Wisconsin 53201
   (Address of principal executive offices)                     (Zip Code)



                                 414-224-2728
              (Registrant's telephone number, including area code)




        (Former name, former address and former fiscal year, if changed since last report)

                          Journal Communications, Inc.

   Item 2.   Disposition of Assets

   Pursuant to an Asset Purchase Agreement, dated as of December 31, 1994, as amended, with Milhous Corporation, a California corporation, and certain of its affiliates (collectively the "Buyer"), Perry Printing Corporation ("Perry") and NorthStar Print Group, Inc. ("NorthStar"), wholly-owned subsidiaries of Journal Communications, Inc. (the "Company"), sold substantially all of the assets used in the business of Perry effective as of April 27, 1995. Perry was a heatset offset web printer of long run catalogs and publications. The assets sold by Perry consisted of accounts receivable, inventories, and fixtures and equipment. NorthStar sold to Buyer the plants and certain other real estate used in the business of Perry. NorthStar also leased the headquarters building to Buyer under a short-term lease and leased two warehouse facilities to Buyer under leases that require the purchase and sale upon satisfaction of certain contingencies by NorthStar. The aggregate sale price for the assets sold by Perry and NorthStar was approximately $92,440,000 plus the assumption of trade and other liabilities by Buyer. Payment of the sale price was made by issuance to the Company of 115,000 shares of the Buyer's preferred stock with an agreed value of $11,500,000 and the payment of the balance in cash. The sale price for the additional warehouse facilities upon the satisfaction of the contingencies would be $560,000. The Buyer also paid Perry and the Company an additional $2,000,000 as consideration for a covenant not to compete. The Asset Purchase Agreement and aggregate sale price was negotiated at arm's length between the Buyer and the Company.

   The description in this Form 8-K of the terms and provisions of the Asset Purchase Agreement is a summary only and is qualified in its entirety by reference to the text thereof, which is incorporated by reference herein.

                          Journal Communications, Inc.

   Item 7.   Financial Statements and Exhibits

   b.   Pro Forma Financial Statements

                          Journal Communications, Inc.
              Unaudited Pro Forma Consolidated Financial Statements
                             Basis of Presentation


   The pro forma consolidated condensed statements of income for the year ended December 31, 1994, and for the three accounting periods ended March 26, 1995, present the operating results of Journal Communications, Inc. (the "Company"), excluding the operations of Perry Printing Corporation, as if such operations had been disposed of at the beginning of the respective periods. The pro forma consolidated condensed balance sheet has been prepared assuming the Perry Printing Corporation disposition took place as of March 26, 1995.

   The unaudited pro forma consolidated statements of earnings, balance sheet and notes thereto should be read in conjunction with the consolidated financial statements and notes thereto of the Company, incorporated by reference from the Company's Annual Report on Form 10-K for the audited fiscal year ended December 31, 1994, and the Company's Quarterly Report on Form 10-Q for the unaudited fiscal quarter ended March 26, 1995.

   The unaudited pro forma information is not necessarily indicative of the consolidated results of operations or consolidated financial position that would have resulted had the Perry Printing Corporation disposition occurred as described above, nor is it necessarily indicative of the results of operations of future periods or future consolidated financial position.

   c.   Exhibits.

        99.1*     Asset Purchase Agreement, dated as of December 31, 1994.

        99.2* First Amendment to Asset Purchase Agreement, dated as of April 28, 1995.

        99.3*     Memorandum of Understanding dated as of April 28, 1995.

        99.4* Second Amendment to Asset Purchase Agreement, dated as of September 15, 1995.


   * The schedules and exhibits to the Asset Purchase Agreement are not being filed herewith because the Company believes that the information contained in such schedules and exhibits should not be considered material to an investment decision in the Company or such information is otherwise adequately disclosed in this Form 8-K. The Asset Purchase Agreement identifies internally the contents of all omitted schedules and exhibits. The Company agrees to furnish supplementally (but not to "file") a copy of any such schedule or exhibit to the Commission upon request.

                          Journal Communications, Inc.
                 Pro Forma Consolidated Condensed Balance Sheets
                                 March 26, 1995
                             (Dollars in thousands)
                                   (Unaudited)

                                                     Pro Forma
                                     Originally     Adjustments
   ASSETS                              Reported       Note A       ProForma

   Current Assets:
     Cash                             $  12,087       $ 93,819     $105,906
     Short-term investments              25,304             --       25,304
     Receivables                        101,879        (19,289)      82,590
     Inventories:
       Paper and supplies                22,465         (6,018)      16,447
       Work in process                    9,025         (3,983)       5,042
       Finished goods                     6,024             --        6,024
                                      ---------        --------     -------
                                         37,514        (10,001)      27,513

   Prepaid expenses                      10,088           (408)       9,680
                                      ---------        --------      ------
           Total current assets         186,872         64,121      250,993

   Property and equipment, less
   accumulated depreciation of
   $266,374, $76,097 and $190,277       216,567        (67,916)     148,651
   Deferred charges and other assets     50,927         11,500       62,427
   Goodwill                              30,310             --       30,310
                                       --------        -------      -------
           Total Assets                $484,676        $ 7,705     $492,381
                                       ========        =======     ========

   LIABILITIES AND STOCKHOLDERS' EQUITY

   Current liabilities:

     Accounts payable                  $ 38,098       $(10,052)    $ 28,046
     Taxes on income                      4,210          9,710       13,920
     Accrued liabilities                 55,438         (6,186)      49,252
     Current portion of long-term
      obligations                         2,429            ---        2,429
                                       --------        -------       ------
   Total current liabilities            100,175         (6,528)      93,647

    Long-term obligations                 2,680            ---        2,680
     Other liabilities and
       deferred credits                  10,625            ---       10,625
     Stockholders' equity:
       Common stock - Authorized and
       issued 14,400,000 ($0.25 par
       value)                             3,600            ---        3,600
       Retained earnings                377,118         14,233      391,351
       Treasury stock, at cost           (9,522)           ---       (9,522)
                                       --------         ------      -------
         Total stockholders' equity     371,196         14,233      385,429
                                       --------         ------      -------
         Total liabilities and
           stockholders' equity        $484,676       $  7,705     $492,381
                                       ========       ========     ========

                          Journal Communications, Inc.
              Pro Forma Consolidated Condensed Statement of Income
                       Three Periods Ended March 26, 1995
            (Dollars in thousands except share and per share amounts)
                                   (Unaudited)

                                                      Pro Forma
                                      Originally     Adjustments
   ASSETS                               Reported        Note B       ProForma

   Net Sales                           $158,681       $(32,460)      $126,221
   Operating costs and expenses:
     Cost of sales                      101,092        (27,259)        73,833
     Selling/administrative expenses     41,837        ( 2,542)        39,295
                                       --------       --------        -------
   Operating Earnings                    15,752        ( 2,659)        13,093

     Dividend and interest income           505          1,554          2,059
     Interest expense - Note C              (29)            --            (29)

   Earnings before income taxes          16,228        ( 1,105)        15,123

   Provision for income taxes -
    Note C and D                          6,510          ( 453)         6,057
                                        -------         ------         ------
   Net income                           $ 9,718         $ (652)      $  9,066
                                        =======         ======        =======

   Weighted average number of
     common shares outstanding       14,111,594             --     14,111,594
                                     ==========          =====     ==========

   Earnings per share                     $0.69                         $0.64
                                          =====                         =====

   Cash dividend per share                $0.45                         $0.45
                                          =====                         =====

                          Journal Communications, Inc.
              Pro Forma Consolidated Condensed Statement of Income
                          Year Ended December 31, 1994
            (Dollars in thousands except share and per share amounts)
                                   (Unaudited)

                                                      Pro Forma
                                       Originally     Adjustment
                                        Reported        Note B      Pro Forma

   Net Sales                            $634,548      $(116,967)    $ 517,581

   Operating costs and expenses:
     Cost of sales                       392,726       (103,343)      289,383
     Selling/administrative expenses     171,050         (9,128)      161,922
                                         -------        -------       -------
   Operating Earnings                     70,772         (4,496)       66,276

     Dividend and interest net - Note C    1,718          5,870         7,588
     Gain(loss) on sale of assets            777           (891)         (114)
                                           -----          -----         -----
                                           2,495          4,979         7,474

   Earnings before income taxes           73,267            483        73,750

   Provision for income taxes -
     Note C and D                         29,400            162        29,562
                                        --------         ------      --------
   Net Income                           $ 43,867         $  321      $ 44,188
                                        ========         ======      ========
   Weighted average number of common
     shares outstanding               14,034,518             --    14,034,518
                                      ==========         ======    ==========

   Earnings per share                      $3.13                        $3.15
                                           =====                        =====

   Cash dividend per share                 $1.90                        $1.90
                                           =====                        =====

                          Journal Communications, Inc.
                          Notes to Unaudited Pro Forma
                        Consolidated Financial Statements


   Note A.     Pursuant to an Asset Purchase Agreement (the "Agreement"),
   dated December 31, 1994, as amended, the Company completed effective as of April 27, 1995 the sale of the assets of its subsidiary, Perry Printing Corporation ("Perry"), and certain real estate used in Perry's business owned by its subsidiary, NorthStar Print Group, Inc. Pursuant to the Agreement, the Company received approximately $82,940,000 in cash proceeds (including consideration for a covenant not to compete) and preferred stock of the Buyer with an agreed value of $11,500,000, resulting in a gain on sale after tax effect of $14,565,000. The Agreement requires certain purchase price calculations to be finalized by approximately December 31, 1995.

   The pro forma adjustment to cash and cash equivalents reflects the assumption the proceeds and dividend and interest income earned would have been maintained as cash and cash equivalents.

   The pro forma adjustment to the income tax liability reflects the tax liability relating to the gain on sale using 40.2% effective rate.

   Note B.     The pro forma adjustment removes the direct revenues and
   direct operating expenses related to Perry Printing Corporation's operations.

   Note C.     The pro forma adjustment to dividend and interest income
   results from the assumed investment of the cash sales proceeds in various short-term investments with average yields of 5.5% and cash dividends on $11,500,000 of the Buyer's preferred stock at a yield of 11.8%.

   Note D.     The pro forma adjustment of income taxes reflects the income tax effect of the above adjustments assuming a 40.2% effective rate.

                          JOURNAL COMMUNICATIONS, INC.


                                   Signatures


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                               JOURNAL COMMUNICATIONS, INC.
                               Registrant



   Date  November 7, 1995      /s/ Robert A. Kahlor
                               Robert A. Kahlor, Chairman of the Board



   Date  November 7, 1995      /s/ Peter P. Jarzembinski
                               Peter P. Jarzembinski, Senior Vice President
                               of Finance